                                     Exhibit 1

     The Undersigned agree that this Statement on Schedule 13D with respect to the Common Stock, without par value, of Forward Industries, Inc., to which this agreement is attached and any amendments thereto are filed on behalf of them.

     This agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one instrument.

Dated:  September 29, 1998                      /s/ Robert S. Ellin
                                                --------------------------------
                                                Robert S. Ellin


                                                  ROBERT ELLIN 1997 FAMILY TRUST


                                                  By: /s/ Marvin Ellin
                                                      --------------------------
                                                      Marvin Ellin, Trustee

                                                  ATLANTIS EQUITIES, INC.,


                                                  By: /s/ Robert S. Ellin
                                                      --------------------------
                                                      Robert S. Ellin, President


                                                  ROBERT ELLIN 1997 PROFIT
                                                  SHARING PLAN


                                                  By: /s/ Robert S. Ellin
                                                      --------------------------
                                                      Robert S. Ellin, Trustee